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                                                                  EXHIBIT 10.17




                              RETAINER AGREEMENT




      ANTEC Corporation (together with its subsidiaries, "Client") and James E. Knox ("Attorney") hereby agree as follows:


      1. Attorney has been serving since early 1996 and will continue to serve as the General Counsel and Assistant Secretary or Secretary of Client and has provided and will continue to provide such services as shall be reasonably be required in these capacities. Client acknowledges that Attorney has been and will continue to be employed in a legal capacity by others. Any material increase in these other responsibilities shall not be undertaken without notice to Client.


      2. Attorney acknowledges that he has been paid in full for his services for Client through 1996. For services beginning January 1, 1997 Client will pay Attorney a base fee of $27,850 a calendar quarter at the beginning of each calendar quarter. Attorney will be given an opportunity similar to that provided senior officers of Client to earn a bonus fee of up to 75% of the base fee, with a target of 50% of that fee. Client will reimburse Attorney for all reasonable expenses incurred in the performance of this Agreement subject to the provision of documentation required by Client for such reimbursement. Such reimbursement shall not include use of Attorney's automobile in the Chicago area (other than third party parking charges) or any other form of transportation between Attorney's home or office and Client's offices in the Chicago area.


      3. Client will insure Attorney against or hold Attorney harmless from any past or future liabilities under this Agreement, including liability to Client arising from Attorney's reckless or negligent acts or omissions or malpractice.


      4. Either party may terminate this Agreement at any time for any reason by giving the other party at least 30 days advance notice. Upon such termination any unearned fees will be returned by Attorney to Client.


      Dated this 17th day of March, 1997.





      ANTEC Corporation

      by /s/ Lawrence A. Margolis         /s/ James E. Knox
         ------------------------         -----------------
             Lawrence A. Margolis             James E. Knox